Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

FG Financial Group, Inc.

St. Petersburg, Florida

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 30, 2020 relating to the consolidated financial statements and schedules of FG Financial Group, Inc. (f/k/a 1347 Property Insurance Holdings, Inc.) appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

Grand Rapids, Michigan

February 19, 2021